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                                                                    EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Peoples Heritage Financial Group, Inc.:

We consent to the use of our report, incorporated herein by reference, dated June 25, 1996, on the consolidated balance sheets of Peoples Heritage Financial Group, Inc. and subsidiaries and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year-period ended December 31, 1995, which report appears in the current report on Form 8-K of Peoples Heritage Financial Group, Inc. dated July 2, 1996.



                                              KPMG Peat Marwick LLP

Boston, Massachusetts
November 27, 1996